News Release

Investor Contacts:

Crescendo Communications

T: 844-589-8760

mnga@crescendo-ir.com

MagneGas Announces Record Pace of New Industrial Gas and Welding Clients

Florida Operation Adds More than 100 New Clients Since November

TAMPA, FL – February 13, 2018 — MagneGas Corporation (“MagneGas” or the “Company”) (NASDAQ: MNGA), a leading clean technology company in the renewable resources and environmental solutions industries, today provided a sales update on ESSI, its Florida-based industrial gas and welding supply subsidiary. In November 2017 the Company announced the addition of 3 new sales members to expand and enhance the Florida based sales team. Since that announcement, the Company has accelerated its pace of new customer acquisition, adding over 100 new clients in the past 90 days. As a result, the Company is on track to report record sales for the fourth quarter of 2017 with a strong start to 2018.

“New clients are the lifeblood of a rapidly growing sales organization,” commented Ermanno Santilli, the CEO of MagneGas Corporation. “Our renewable cutting fuel, MagneGas2®, is extremely effective at opening doors and attracting interest from prospective customers. With an experienced sales team now in place, the value proposition and market uptake are even more apparent in our sales results. Our new team members are doing an excellent job expanding our area of influence from our three locations in Florida, while maintaining, if not improving, attractive margins. We look forward to providing further updates as we continue to grow our geographic footprint.”

“The sales conversion cycle in the industrial gas business can be lengthy at times, given the need to both convince a new client to make the transition to MagneGas2, as well as cancel their existing vendor contracts for larger opportunities. Nevertheless, we are now gaining critical mass as word of MagneGas2 spreads within our target markets,” commented Scott Mahoney, CFO of MagneGas Corporation. “With this rapid pace of new client additions, we can expect that our Florida operations will benefit from the full impact of these new customers in the second quarter of 2018 and beyond, as we scale up order fulfillment for these new clients. As a result, we believe we are off to a great start to 2018.”

About MagneGas Corporation

MagneGas® Corporation (MNGA) owns a patented process that converts various renewables and liquid wastes into MagneGas fuels. These fuels can be used as an alternative to natural gas or for metal cutting. The Company’s testing has shown that its metal cutting fuel “MagneGas2®” is faster, cleaner and more productive than other alternatives on the market. It is also cost effective and safe to use with little changeover costs. The Company currently sells MagneGas2® into the metal working market as a replacement to acetylene.

The Company also sells equipment for the sterilization of bio-contaminated liquid waste for various industrial and agricultural markets. In addition, the Company is developing a variety of ancillary uses for MagneGas® fuels utilizing its high flame temperature for co-combustion of hydrocarbon fuels and other advanced applications. For more information on MagneGas®, please visit the Company’s website at http://www.MagneGas.com.

The Company distributes MagneGas2® through Independent Distributors in the U.S and through its wholly owned distributors, ESSI and Complete Welding of San Diego. ESSI has 3 locations in Florida, and Complete Welding has one location in southern California. For more information on ESSI, please visit the company’s website at http://www.weldingsupplytampa.com.

FORWARD-LOOKING STATEMENTS

This press release contains forward-looking statements as defined within Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These statements relate to future events, including our ability to raise capital, or to our future financial performance, and involve known and unknown risks, uncertainties and other factors that may cause our actual results, levels of activity, performance, or achievements to be materially different from any future results, levels of activity, performance or achievements expressed or implied by these forward-looking statements. You should not place undue reliance on forward-looking statements since they involve known and unknown risks, uncertainties and other factors which are, in some cases, beyond our control and which could, and likely will, materially affect actual results, levels of activity, performance or achievements. Any forward-looking statement reflects our current views with respect to future events and is subject to these and other risks, uncertainties and assumptions relating to our operations, results of operations, growth strategy and liquidity. We assume no obligation to publicly update or revise these forward-looking statements for any reason, or to update the reasons actual results could differ materially from those anticipated in these forward-looking statements, even if new information becomes available in the future.

For a discussion of these risks and uncertainties, please see our filings with the Securities and Exchange Commission. Our public filings with the SEC are available from commercial document retrieval services and at the website maintained by the SEC at http://www.sec.gov.